                                                                     Exhibit 2.1

                   CONTRIBUTION AGREEMENT, DATED AS OF JUNE

                                   30, 1998

                   CONTRIBUTION AGREEMENT, DATED AS OF JUNE

                                   30, 1998

                   ----------------------------------------


                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----


ARTICLE 1  DEFINITIONS
           -----------
     1.1  Terms Defined in this Section........................................1
          -----------------------------
     1.2  Terms Defined Elsewhere in this Agreement............................7
          -----------------------------------------
     1.3  Terms Generally......................................................7
          ---------------

ARTICLE 2  CONTRIBUTIONS
           -------------
     2.1  Formation of the Company and Contributions to the Company............8
          ---------------------------------------------------------
     2.2  Excluded Assets.....................................................10
          ---------------
     2.3  Refinancing.........................................................11
          -----------

ARTICLE 3  VALUE OF CONTRIBUTIONS
           ----------------------
     3.1  Fair Market Value of Contributed Assets.............................11
          ---------------------------------------
     3.2  Certain Adjustments.................................................12
          -------------------

ARTICLE 4  ASSUMED LIABILITIES
           -------------------
     4.1  Assumption of Central Liabilities...................................13
          ---------------------------------
     4.2  Liabilities Not Assumed.............................................13
          -----------------------

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF CENTRAL
           -----------------------------------------
     5.1  Organization, Standing, and Authority...............................14
          -------------------------------------
     5.2  Authorization and Binding Obligation................................14
          ------------------------------------
     5.3  Absence of Conflicting Agreements...................................14
          ---------------------------------
     5.4  Financial Statements................................................14
          --------------------
     5.5  Interim Operations..................................................15
          ------------------
     5.6  Title to Assets; Liens..............................................15
          ----------------------
     5.7  Franchises..........................................................15
          ----------
     5.8  Governmental Permits................................................16
          --------------------
     5.9  Real Property and Real Property Interests...........................16
          -----------------------------------------
     5.10  Tangible Personal Property.........................................16
           --------------------------
     5.11  Contracts..........................................................16
           ---------
     5.12  Intangibles........................................................17
           -----------

                                                                            Page
                                                                            ----

     5.13  System Information.................................................17
           ------------------
     5.14  Employees and Compensation.........................................20
           --------------------------
     5.15  Taxes..............................................................21
           -----
     5.16  Environmental Matters..............................................21
           ---------------------
     5.17  Compliance with Laws...............................................22
           --------------------
     5.18  Claims and Legal Actions...........................................22
           ------------------------
     5.19  Insurance and Bonds................................................22
           -------------------
     5.20  Transactions with Affiliates.......................................22
           ----------------------------
     5.21  Brokers............................................................22
           -------
     5.22  Assets.............................................................23
           ------
     5.23  Accounts Receivable................................................23
           -------------------
     5.24  No Undisclosed Liabilities.........................................23
           --------------------------
     5.25  Liabilities to Customers...........................................23
           ------------------------
     5.26  Restoration........................................................23
           -----------
     5.27  Overbuilds.........................................................23
           ----------

ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF INSIGHT
           -----------------------------------------
     6.1  Organization, Standing, and Authority...............................24
          -------------------------------------
     6.2  Authorization and Binding Obligation................................24
          ------------------------------------
     6.3  Absence of Conflicting Agreements...................................24
          ---------------------------------
     6.4  Claims and Legal Actions............................................25
          ------------------------
     6.5  Brokers.............................................................25
          -------

ARTICLE 7  OPERATIONS OF SYSTEM PRIOR TO CLOSING
           -------------------------------------
     7.1  Generally...........................................................25
          ---------
     7.2  Contracts or Commitments............................................25
          ------------------------
     7.3  Disposition of Assets...............................................25
          ---------------------
     7.4  Distributions.......................................................26
          -------------
     7.5  Encumbrances........................................................26
          ------------
     7.6  Franchises and Governmental Permits.................................26
          -----------------------------------
     7.7  Access to Information...............................................26
          ---------------------
     7.8  Maintenance of Assets...............................................26
          ---------------------
     7.9  Insurance and Bonds.................................................26
          -------------------
     7.10  Compliance with Contracts and Laws.................................26
           ----------------------------------
     7.11  Changes to Employee Compensation and Benefits......................27
           ---------------------------------------------
     7.12  Delivery of Financial Information..................................27
           ---------------------------------
     7.13  Acquisition of Business Office and Headend Site....................27
           -----------------------------------------------
     7.14  Marketing Programs.................................................27
           ------------------
     7.15  Accounts Payable...................................................27
           ----------------

ARTICLE 8  SPECIAL COVENANTS AND AGREEMENTS
           --------------------------------
     8.1  Consents............................................................28
          --------

                                                                            Page
                                                                            ----


     8.2  Cooperation.........................................................29
          -----------
     8.3  Deferred Contributions..............................................29
          ----------------------
     8.4  Confidentiality.....................................................30
          ---------------
     8.5  Bulk Sales Law......................................................31
          --------------
     8.6  Further Assurances..................................................31
          ------------------
     8.7  HSR Act.............................................................31
          -------
     8.8  Risk of Loss........................................................32
          ------------
     8.9  Use of Names and Logos..............................................32
          ----------------------
     8.10  Power of Attorney..................................................32
           -----------------
     8.11  Access to Books and Records........................................32
           ---------------------------
     8.12  Other Transaction Documents........................................32
           ---------------------------

ARTICLE 9   CLOSING CONDITIONS
            ------------------
     9.1  Conditions to Obligations of Insight................................33
          ------------------------------------
     9.2  Conditions to Obligations of Central................................34
          ------------------------------------

ARTICLE 10  CLOSING AND CLOSING DELIVERIES
            ------------------------------
     10.1  Time and Place of Closing..........................................35
           -------------------------
     10.2  Deliveries by Central..............................................36
           ---------------------
     10.3  Deliveries by the Company..........................................36
           -------------------------
     10.4  Deliveries by Insight..............................................37
           ---------------------

ARTICLE 11  TERMINATION RIGHTS
            ------------------
     11.1  Termination by Agreement...........................................37
           ------------------------
     11.2  Termination by Central.............................................37
           ----------------------
     11.3  Termination by Insight.............................................38
           ----------------------
     11.4  Due Diligence Termination..........................................38
           -------------------------
     11.5  Escrow Deposit.....................................................38
           --------------
     11.6  Rights on Termination..............................................39
           ---------------------
     11.7  Specific Performance...............................................40
           --------------------

ARTICLE 12  MISCELLANEOUS
            -------------
     12.1  Survival of Representations and Warranties.........................40
           ------------------------------------------
     12.2  Taxes, Fees, and Expenses..........................................41
           -------------------------
     12.3  Notices............................................................42
           -------
     12.4  Benefit and Binding Effect.........................................43
           --------------------------
     12.5  Entire Agreement...................................................43
           ----------------
     12.6  Waiver of Compliance; Consents.....................................43
           ------------------------------
     12.7  Severability.......................................................44
           ------------
     12.8  GOVERNING LAW......................................................44
           -------------
     12.9  Disputed Matters...................................................44
           ----------------
     12.10  Headings..........................................................46
            --------

     12.11  Rights Cumulative.................................................46
            -----------------
     12.12  Construction......................................................46
            ------------
     12.13  Business Day......................................................46
            ------------
     12.14  Counterparts......................................................47
            ------------
     12.15  No Third-Party Beneficiaries......................................47
            ----------------------------

                         CONTENTS OF OMITTED EXHIBITS


Exhibit                       Description
-------                       -----------

Exhibit A                     Form of Operating Agreement

Exhibit B                     Form of Amended Articles of Incorporation of
                              Central

Exhibit C                     Form of Close Corporation Agreement of
                              Central

Exhibit D                     Form of Single-Member LLC Operating Agreement

Exhibit E                     Form of Single-Member LLC Management
                              Agreement

Registrants agree to furnish supplementally a copy of such Exhibits to the SEC upon request.

                         CONTENTS OF OMITTED SCHEDULES


Schedule                   Description
--------                   -----------

Schedule 2.2               Certain Excluded Assets

Schedule 2.3(a)            Use of Refinancing Proceeds

Schedule 5.3               Consents

Schedule 5.5               Interim Operations

Schedule 5.6               Liens

Schedule 5.7               Franchises

Schedule 5.8               Governmental Permits

Schedule 5.9               Real Property

Schedule 5.10              Tangible Personal Property

Schedule 5.11              Contracts

Schedule 5.12              Intangibles

Schedule 5.13              System Information

Schedule 5.14              Employees and Compensation

Schedule 5.17              Compliance with Laws

Schedule 5.18              Claims and Legal Actions

Schedule 5.19              Insurance and Bonds

Schedule 5.20              Transactions with Affiliates

Schedule 5.24              Liabilities

Schedule 5.27              Overbuilds

Schedule 6.3               Absence of Conflicting Agreements: Insight Consents

Schedule 7.2               Post-Signing Contracts

Schedule 7.11              Changes to Compensation

Registrants agree to furnish supplementally a copy of such Exhibits to the SEC upon request.

                             CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT is made and entered into as of June 30, 1998 by and between Coaxial Communications of Central Ohio, Inc., an Ohio corporation ("Central"), and Insight Communications Company, L.P., a Delaware limited partnership ("Insight").

                             PRELIMINARY STATEMENT

     Central owns and operates a cable television system serving Columbus, Ohio, and the surrounding communities identified on Schedule 5.7.

     Central and Insight desire to form Insight Communications of Central Ohio, LLC, a Delaware limited liability company (the "Company"), pursuant to the Delaware Limited Liability Company Act and an Operating Agreement to be entered into between Insight and Central.

     Central and Insight desire that Central contribute to the Company substantially all the assets of the System, subject to certain liabilities being assumed by the Company, and that Insight or its permitted assignee contribute to the Company cash in the amount of Ten Million Dollars, all as specified in this Agreement.

     The parties desire to enter into this Agreement to provide for the transactions described above and certain other matters.

     NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     1.1  Terms Defined in this Section.
          -----------------------------

     For purposes of this Agreement, the following terms shall have the following meanings (all terms used in this Agreement that are not defined in this Section 1.1 shall have the meanings set forth elsewhere in this Agreement as indicated in Section 1.2):

     "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

     "Agreement" means this Contribution Agreement, as it may be amended from time to time.

     "Assets" means the assets to be contributed by Central to the Company under this Agreement, as specified in Section 2.1(b).

     "Assumed Contracts" means (a) all Contracts listed in Schedule 5.11, other than Contracts that are Excluded Assets, other Contracts designated on
Schedule 5.11 as not being Assumed Contracts, and Contracts that terminate or expire prior to Closing, (b) Contracts of Central in existence on the date of this Agreement that are not required by Section 5.11 to be listed on Schedule 5.11, other than Contracts that are Excluded Assets, (c) Contracts of Central in existence on the Closing Date that were entered into after the date of this Agreement in compliance with Section 7.2, other than Contracts that are Excluded Assets, and (d) all other Contracts of Central in existence on the Closing Date that Insight has agreed in writing will be assumed by the Company at the Closing.

     "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in Columbus, Ohio or New York, New York, are required or authorized to be closed.

     "Central's Knowledge" means the actual knowledge of any of Central's President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Barry Silverstein, Dennis McGillicuddy, or D. Stevens McVoy.

     "Close Corporation Agreement" means the Close Corporation Agreement of Central, substantially in the form of Exhibit C, with any changes thereto that are agreed to by the parties.

     "Closing" means the consummation of the contribution of the Assets to the Company, as contemplated by this Agreement, as described in Article 10.

     "Closing Date" means the date on which the Closing occurs.

     "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, or any subsequent legislative enactment thereof, as in effect from time to time.

     "Communications Act" means the Communications Act of 1934, as amended, including the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992, and the Telecommunications Act of 1996, each as amended, and all rules, regulations, and policies thereunder.

     "Compensation Arrangement" means any written plan or compensation arrangement other than an Employee Plan or a Multiemployer Plan that provides to employees of Central employed at the System any compensation or other benefits, whether deferred or not, in excess of base salary or wages and excluding overtime pay, including any bonus or incentive plan, stock rights plan, deferred compensation arrangement, stock purchase plan, severance pay plan, and any other perquisites and employee fringe benefit plan.

     "Consent Conditions" means those conditions specified in Section 9.1(c),
Section 9.1(d), Section 9.1(e), and Section 9.1(f).

     "Consents" means all of the consents, permits, approvals, or other actions of Governmental Authorities and other third parties necessary to permit the transfer of the Assets to the Company or otherwise to consummate lawfully the transactions contemplated by this Agreement.

     "Contracts" means all pole attachment and conduit agreements, retransmission consent agreements and must-carry elections, leases, non-governmental licenses, employment agreements, subscriber agreements, and other agreements, written or oral (including any amendments and other modifications thereto), to which Central is a party or which are binding upon Central and which relate to the Assets or the business or operations of the System, and (a) which are in effect on the date of this Agreement or (b) which are entered into by Central between the date of this Agreement and the Closing Date.

     "Copyright Act" means the Copyright Act of 1976, as amended, all rules, regulations, orders, and policies of the United States Copyright Office thereunder.

     "Employee Plan" means any written pension, retirement, profit-sharing, deferred compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance, or other employee benefit plan as defined in
Section 3(3) of ERISA (other than a Multiemployer Plan) to which Central contributes or which Central sponsors or maintains or by which Central otherwise is bound, that provides benefits to employees of Central employed at the System.

     "Employee Transition Agreement" means the Employee Transition Agreement, substantially in the form to be agreed to by the parties prior to the funding of the escrow deposit described in Section 11.5, to be entered into at Closing between the Company and Central.

     "Environmental Law" means any Legal Requirement pertaining to the release or threatened release of hazardous substances or pollution or protection of the environment, including the following federal laws as they may be amended from time to time: (a) Clean Air Act; (b) Clean Water Act; (c) Resource Conservation and Recovery Act; (d) Comprehensive Environmental Response, Compensation and Liability Act; (e) Safe Drinking Water Act; (f) Toxic Substance Control Act; (g) Occupational Safety and Health Act; (h) Rivers and Harbors Act of 1899; and (i) Endangered Species Act of 1973.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder, as in effect from time to time.

     "Escrow Agreement" means that certain Escrow Agreement to be entered into among Insight, Central, and the Escrow Agent pursuant to Section 11.5.

     "FAA" means the Federal Aviation Administration.

     "FCC" means the Federal Communications Commission.

     "Franchises" means all authorizations (including any applications therefor) issued to Central by Governmental Authorities empowered by federal, state, or local law to issue such authorizations, whether such authorizations are designated as franchises, permits, licenses, resolutions, contracts, certificates, agreements, or otherwise, in connection with the construction, operation, or maintenance of the System, including the authorizations listed in
Schedule 5.7, and all amendments thereto and renewals and modifications thereof, together with any additions thereto between the date of this Agreement and the Closing Date.

     "Franchising Authorities" means the Governmental Authorities that have issued the Franchises, or before which there are pending any applications filed by Central relating to the operation of the System.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" means the United States of America, any state, commonwealth, territory, or possession of the United States of America and any political subdivision thereof, and any agency, authority, or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission, or board.

     "Governmental Permits" means all licenses, permits, and other authorizations (other than the Franchises) issued by the FCC, the FAA, or any other federal, state, or local Governmental Authority and held by Central in connection with the conduct of the business or operations of the System, including the items listed in Schedule 5.8, together with any additions thereto between the date of this Agreement and the Closing Date.

     "Hazardous Substance" means any substance designated as "hazardous" or "toxic," including petroleum and petroleum related substances, or having characteristics identified as "hazardous" or "toxic" under any Environmental Law.

     "Homes Passed" means the total number of single family residences or dwelling units within a building containing multiple dwelling units (including hotel rooms and similar units) capable of being serviced by the System without further line construction, plus the total number of commercial and other buildings (including hotels) actually served by the System.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, as in effect from time to time.

     "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, licenses, patents, permits, proprietary information, technical information and data, machinery and equipment warranties, and other intangible property rights and interests (and any goodwill associated with any of the foregoing) applied for, issued to, transferred to, or owned by Central or under which Central is licensed or franchised and which are used or held for use in connection with the business and operations of the System, including the items listed in Schedule 5.12, together with any additions thereto between the date of this Agreement and the Closing Date.

     "Judgment" means any judgment, writ, order, injunction, award or decree of any court, judge, justice, arbitrator, panel of arbitrators, or magistrate, including any bankruptcy court or judge, and any order of or by any Governmental Authority.

     "Legal Requirements" means applicable common law and any applicable statute, ordinance, code, or other law, rule, regulation, order, technical or other standard, requirement, or procedure enacted, adopted, promulgated, or applied by any Governmental Authority, including any applicable Judgment that may have been handed down, adopted, or imposed by any Governmental Authority.

     "Lien" means any lien, mortgage, deed of trust, hypothecation, pledge, easement, right-of-way, building or use restriction, exception, reservation, security interest, or similar third-party right.

     "Multiemployer Plan" means a plan, as defined in ERISA Section 3(37) or 4001(a)(3), to which Central or any trade or business which would be considered a single employer with Central under Section 4001(b)(1) of ERISA contributed, contributes or is required to contribute that provides benefits to employees of Central employed at the System.

     "Operating Agreement" means the Operating Agreement of the Company, substantially in the form of Exhibit A, with any changes thereto that are agreed to by the parties, to be entered into between Insight and Central pursuant to this Agreement.

     "Permitted Liens" means any of the following: (a) liens for taxes, assessments, and governmental charges not yet due and payable or that Central is contesting in good faith through appropriate proceedings, (b) mechanic's, materialmen's, and similar liens, (c) purchase money liens and liens securing rental payments under capital lease arrangements, (d) in the case of Real Property Interests that are leaseholds, the rights of any lessor and any lien encumbering any lessor's interest in the underlying Real Property, (e) zoning laws and ordinances and similar Legal Requirements and rights reserved to any Governmental Authority to regulate the affected property, (f) liens, liabilities, or encumbrances that secure liabilities to be assumed by the Company pursuant to Article 4, and (g) as to any Real Property Interest, any easements, rights-of-way, servitudes, permits, restrictions, and minor imperfections or irregularities in title that are reflected in the public records and do not individually or in the aggregate, materially affect the value of, or materially interfere with the right or ability to own, use, or operate the underlying Real Property.

     "Person" means any association, corporation, general or limited partnership, Governmental Authority, joint venture, limited liability company, natural person, trust, or unincorporated entity of any kind.

     "Principals" means Barry Silverstein, Dennis McGillicuddy, and D. Stevens McVoy.

     "Real Property" means all real property, and all buildings and other improvements thereon, used or held for use in connection with the business or operations of the System.

     "Real Property Interests" means all interests of Central in any of the Real Property, including fee estates, leaseholds, and subleaseholds, purchase options, licenses, easements, rights to access, and rights of way, including the items listed in Schedule 5.9, together with any additions thereto between the date of this Agreement and the Closing Date (including that contemplated by Section 7.13).

     "Service Area" means any of the geographic areas in which Central is authorized to provide cable television service pursuant to a municipal, county, or state Franchise or provides cable television service without a municipal, county, or state Franchise being required by any applicable Legal Requirement.

     "Single-Member LLCs" means the three Delaware limited liability companies to be formed by the Principals to own the stock of Central.

     "Single-Member LLC Management Agreements" means the three management agreements, substantially in the form of Exhibit E, with any changes thereto that are agreed to by the parties, to be entered into between Insight and each Single-Member LLC.

     "Single-Member LLC Operating Agreements" means the Operating Agreements of Single-Member LLCs, substantially in the form of Exhibit D, with any changes thereto that are agreed to by the parties.

     "System" means the cable television systems of Central in and around the areas listed on Schedule 5.7.

     "Tangible Personal Property" means all plant, machinery, equipment, tools, vehicles, furniture, leasehold improvements that are not Real Property, office equipment, inventory, spare parts, supplies, customer billing systems, and other tangible personal property which is owned, leased, used or held for use by Central in connection with the conduct of the business or operations of the System, including the items listed in Schedule 5.10, together with any additions thereto between the date of this Agreement and the Closing Date.

     "Taxes" means any federal, state or local taxes or assessments.

     "Transferable Service Area" means any Service Area with respect to which
(a) any Consent necessary for the assignment of any municipal, county, or state Franchise for such Service Area in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained without any condition or qualification that would impose conditions or obligations materially more burdensome than those currently contained in the Franchise that is the subject of the Consent, or (b) no Consent is necessary for the assignment of any municipal, county, or state Franchise for such Service Area in connection with the consummation of the transactions contemplated by this Agreement, or (c) no municipal, county, or state Franchise is required for the provision of cable television service in the Service Area.

     1.2  Terms Defined Elsewhere in this Agreement.
          -----------------------------------------

     For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term                     Section
----                     -------
AAA                      Section 12.9(b)
Arbitration Notice       Section 12.9(e)
Central                  Preamble
Company                  Preliminary Statement
Escrow Agent             Section 11.5
Excluded Assets          Section 2.2
Financial Statements     Section 5.4
Insight                  Preamble
Management Agreement     Section 8.3(b)(2)
Marketing Programs       Section 5.13(c)
Refinancing Proposals    Section 2.3(a)
Retained Assets          Section 8.3(a)
System Employee          Section 5.14(a)

     1.3  Terms Generally.
          ---------------

     The definitions in Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine, and neuter forms. The words "include," "includes," and "including" are not limiting. Any reference in this Agreement to a "day" or number of "days"

(without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days.


                                    ARTICLE 2

                                 CONTRIBUTIONS
                                 -------------

     2.1  Formation of the Company and Contributions to the Company.
          ---------------------------------------------------------

          (a) At or prior to the Closing, Central and Insight shall execute and deliver the Operating Agreement.

          (b) At the Closing, subject to the terms and conditions set forth in this Agreement and in accordance with the Operating Agreement, Central shall contribute or cause to be contributed to the Company, and the Company shall acquire from Central, all of the tangible and intangible assets owned or held by Central and used or held for use by Central in connection with the ownership and conduct of the business or operations of the System (other than the Excluded Assets and any assets disposed of by Central prior to the Closing Date in compliance with this Agreement), together with any additions thereto between the date of this Agreement and the Closing Date, free and clear of all Liens except for Permitted Liens, including the following:

               (1)  the Tangible Personal Property;

               (2)  the Real Property Interests;

               (3)  the Franchises;

               (4)  the Assumed Contracts;

               (5)  the Governmental Permits;

               (6)  the Intangibles and the goodwill of the System, if any;

               (7) all of Central's proprietary information, customer lists, technical information and data, maps, computer discs and tapes, plans, diagrams, blueprints and schematics relating to the business and operation of the System;

               (8)  all accounts receivable of the System as of the Closing;

               (9) Central's cash on hand as of the Closing Date and all other cash and cash equivalents in Central's bank, savings, or other depository accounts;

               (10) any and all bonds, surety instruments, letters of credit, or other similar items and any cash surrender value in regard thereto, and any stocks, bonds, certificates of deposit, and similar investments;

               (11) all choses in action of Central;

               (12) any insurance policies and rights or claims thereunder;

               (13) all deposits, advance payments, and prepaid expenses relating to the System; and

               (14) all books and records (including copies of Central's filings with Franchising Authorities and FCC and copyright filings) relating to the business or operations of the System.

          (c) At the Closing, subject to the terms and conditions set forth in this Agreement and in accordance with the Operating Agreement, Insight shall contribute or cause to be contributed to the Company, in cash, the sum of Ten Million Dollars.

          (d) Central shall also contribute cash to the Company as provided in this Section 2.1(d).

               (1) If any amendment to this Agreement pursuant to Section 3.2 reduces the net fair market value of the Assets, then Central shall contribute to the Company, at the time specified in Section 2.1(d)(3) and otherwise in accordance with this Section 2.1(d), cash in an amount equal to the amount of such reduction.

               (2) Concurrently with the making of each capital contribution pursuant to this Section 2.1(d), Central shall pay to the Company interest at a rate of eleven percent per year, compounded annually, from the Closing Date through the date on which such capital contribution is made, on the amount of such capital contribution. Interest paid or payable pursuant to this
Section 2.1(d)(2) shall not, for purposes of the Operating Agreement, be deemed to be a Capital Contribution (as defined in the Operating Agreement).

               (3) Central may make its capital contributions and interest payments pursuant to this Section 2.1(d) at any time, subject to the other provisions of this Section 2.1(d)(3) and Section 2.1(d)(4). Central shall be required to make capital contributions and interest payments pursuant to this
Section 2.1 concurrently with, and to the extent of, any distributions to Central (or any assignee of any portion of its membership interest in the Company) pursuant to the Operating Agreement, other than any distributions with respect to the Preferred A Interest or the Preferred B Interest (each as defined in the Operating Agreement) and distributions based on the amount of any taxable income allocated to the members of the Company (including the April Distributions and the Estimated Tax Distributions, as defined in the Operating Agreement). The Company shall withhold from any distributions to Central (or any assignee described in this Section 2.13(d)(3) pursuant to the Operating Agreement (other than any distributions with respect to the Preferred A Interest or the Preferred B Interest (each as defined in the Operating Agreement) and distributions based on the amount of any taxable income allocated to the members of the Company (including the April Distributions and the Estimated Tax Distributions, as defined in the Operating Agreement)) the amount of its remaining obligations under this Section 2.1(d) and any amount so withheld shall be treated for purposes of the Operating Agreement and this Agreement as having been distributed in accordance with the Operating Agreement on the date on which Central would otherwise have received such distribution and contributed or paid (as applicable) the amount of such distribution in accordance with this Section 2.1(d) on the same date.

               (4) To the extent that the effect of any circumstance giving rise to an amendment to this Agreement pursuant to Section 3.2(b) is to reduce the operating income of the Company such that the Company is unable to make any required distribution with respect to the Preferred A Interest or the Preferred B Interest (each as defined in the Operating Agreement), then Central shall be required to make capital contributions and interest payments pursuant to this
Section 2.1(d) at any time within ten Business Days after a demand therefor by the Manager (as defined in the Operating Agreement).

     2.2  Excluded Assets.
          ---------------

     The assets to be contributed to the Company by Central pursuant to Section 2.1(a) exclude the following assets (the "Excluded Assets"):

          (a) all programming agreements (other than retransmission agreements and must-carry elections) and all other Contracts of Central that are designated on Schedule 5.11 as not being Assumed Contracts;

          (b) any books and records that Central is required by any Legal Requirement to retain, Central's corporate minute books, and any other books and records related to internal corporate matters of Central;

          (c) any claims, rights, and interest in and to any refunds of Taxes for periods prior to the Closing Date;

          (d) all choses in action of Central relating to any Excluded Asset or any liability that is not assumed by the Company,

          (e) any chose in action of Central relating to any circumstance giving rise to any reduction to the net fair market value of the Assets pursuant to Section 3.2 to the extent such chose of action is not assignable;

          (f) any trademarks, service marks, service names, logos, and similar proprietary rights incorporating the name "Coaxial";

          (g) the accounting system, the account books of original entry, general ledgers, and financial records used in connection with the System;

          (h) any insurance policies and rights or claims thereunder relating to any Excluded Asset or any liability that is not assumed by the Company;

          (i) any insurance policies and rights or claims thereunder relating to any circumstance giving rise to any reduction to the net fair market value of the Assets pursuant to Section 32 to the extent such insurance policies, rights, or claims are not assignable;

          (j) any other assets of Central not used or held for use in connection with the business or operations of the System; and

          (k) any assets (including accounts receivable or notes owed by Affiliates of Central) described on Schedule 2.2.

     2.3  Refinancing.
          -----------

          (a) Central has received proposals (collectively, the "Refinancing Proposals") from CIBC Oppenheimer Corp., copies of which have been delivered to Insight, concerning (1) the issuance by the Single-Member LLCs of certain senior deferred interest notes, a portion of the net proceeds of which will be used to repay, in part, obligations under the Credit Agreement, dated November 15, 1994, among Central, certain other parties, and the lenders named therein, as amended,
(2) the purchase of the remaining obligations of Central under such Credit Agreement from the lenders under the Credit Agreement and the restructuring of such obligations, and (3) the granting to the Company of a revolving line of credit. Insight acknowledges that the proceeds of the transactions contemplated by the Refinancing Proposals will be used as described on Schedule 2.3(a).

          (b) Central and Insight will each use their commercially reasonable efforts to cause the transactions contemplated by the Refinancing Proposals to be consummated in accordance with the terms thereof (without regard to any change in interest rates for the senior notes from those contemplated by the Refinancing Proposals).

                                    ARTICLE 3

                             VALUE OF CONTRIBUTIONS
                             ----------------------

     3.1  Fair Market Value of Contributed Assets.
          ---------------------------------------

     Central and Insight agree that the net fair market value of the Assets as of the Closing Date for purposes of this Agreement and the Operating Agreement (subject to adjustment as provided in Section 3.2) shall equal (a) $3,333,333 plus (b) the sum of the Preferred A Capital Amount and the Preferred B Capital Amount (each as defined in the Operating Agreement) as of the Closing Date.

     3.2  Certain Adjustments.
          -------------------

          (a) If any loss, damage, confiscation, or condemnation of any of the Assets occurs prior to the Closing, and the effect of such loss, damage, confiscation, or condemnation is to reduce the net fair market value of the Assets as of the Closing (taking into account any increase in liabilities and obligations and any reduction in operating income resulting from such loss, damage, confiscation, or condemnation and any insurance, condemnation, or other proceeds received or to be received by the Company as a result of such loss, damage, confiscation, or condemnation) by more than $500,000, then this Agreement shall be amended to reduce the net fair market value of the Assets for purposes of Section 3.1 by the amount by which the reduction in the net fair market value of the Assets after the Closing as a result of such loss, damage, confiscation, or condemnation exceeds $500,000.

          (b) If (1) any of the representations and warranties of Central in this Agreement or in the certificate delivered by Central pursuant to Section 10.2(e) was not true when made or if Central fails to perform and comply with any covenant or agreement required by this Agreement to be performed or complied with by Central prior to or on the Closing Date, and (2) Insight delivers a written notice to Central (A) with respect to a breach of any representation or warranty in Section 5.6 relating to title to the Assets, Section 5.15 relating to Taxes, or Section 5.18 relating to third-party claims (including any third-party claims relating to environmental matters), at any time, or (B) with respect to a breach of any other representation or warranty, prior to or within one year after the Closing, in each case identifying any circumstance described in clause (1), and (3) the net fair market value of the Assets as of the Closing (taking into account any increase in liabilities and obligations and any reduction in operating income and any proceeds received by the Company as a result of such circumstances under any chose of action or any insurance policy or claim thereunder assigned by Central to the Company) is reduced by those circumstances described in clause (1) that are identified in one or more notices delivered by Insight pursuant to clause (2) by more than $500,000, then this Agreement shall be amended to reduce the net fair market value of the Assets for purposes of Section 31 by the lesser of (x) the amount by which the reduction in the net fair market value of the Assets as of the Closing (taking into account any increase in liabilities and obligations and any reduction in operating income) attributable to the circumstances described in clause (1) that are identified in any notice delivered by Insight pursuant to clause (2) exceeds $500,000, or (y) $3,333,333.

          (c) Insight and Central shall use good faith efforts to negotiate and enter into any amendment to this Agreement required by this Section 3.2. If Insight and Central are unable to agree on such an amendment, the matter shall be resolved pursuant to Section 12.9. Upon final determination, this Agreement shall be deemed amended in accordance with any mediated resolution or arbitrators' decision, as applicable.

                                   ARTICLE 4

                              ASSUMED LIABILITIES
                              -------------------

      4.1  Assumption of Central Liabilities.
           ---------------------------------

      Effective as of the Closing, Insight shall cause the Company to assume and undertake to pay, discharge, and perform the following:

             (a) all obligations of Central to customers of the System for (1) customer deposits held by Central as of the Closing that are refundable, (2) customer, advertising, and other advance payments held by Central as of the Closing for services to be rendered by the Company on or after the Closing Date, and (3) the delivery of cable television service to cable television service customers and the exhibition of advertising for advertising customers of the System on or after the Closing Date;

             (b) all obligations of Central under the Franchises, Governmental Permits, and Assumed Contracts;

             (c) all costs and expenses of Central and Insight that are set forth in Section 12.2; and

             (d) all other obligations and liabilities arising out of the Company's ownership of the Assets or operation of the System, other than obligations or liabilities arising under any Contract that is not included in the Assumed Contracts, any obligations or liabilities relating to any Excluded Asset, and any obligations and liabilities with respect to any Taxes for periods prior to the Closing Date.

      4.2  Liabilities Not Assumed.
           -----------------------

     Notwithstanding any provision of this Agreement to the contrary, except as expressly provided in Section 4.1 or Section 12.2, the Company shall not assume by virtue of this Agreement or the transactions contemplated hereby, and the Company shall not have any liability for, any obligations or liabilities of Central or of Insight of any kind, character, or description whatsoever.

                                   ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF CENTRAL
                   -----------------------------------------

      Central represents and warrants to Insight as follows:

      5.1  Organization, Standing, and Authority.
           -------------------------------------

      Central is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio. Central has all requisite corporate power and authority (a) to own, lease, and use the Assets as now owned, leased, and used by Central, (b) to conduct the business and operations of the System as now conducted by Central, and (c) to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Central hereunder and thereunder.

      5.2  Authorization and Binding Obligation.
           ------------------------------------

      The execution, delivery, and performance by Central of this Agreement and the documents contemplated hereby have been duly authorized by all necessary corporate actions on the part of Central. This Agreement has been duly executed and delivered by Central, and this Agreement constitutes, and when executed and delivered the documents contemplated hereby will constitute, the legal, valid, and binding obligations of Central, enforceable against Central in accordance with their terms, except as the enforceability of this Agreement and the documents contemplated hereby may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by the application of general equitable principles.

      5.3  Absence of Conflicting Agreements.
           ---------------------------------

      Subject to obtaining the Consents listed on Schedule 5.3 or as otherwise disclosed on Schedule 5.3, the execution, delivery, and performance by Central of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of, notice to, or filing with any Governmental Authority or any third party;
(b) will not conflict with any provision of the Articles of Incorporation, Code of Regulations, or any other organizational document of Central; (c) will not conflict with, result in a breach of, or constitute a default under, any Legal Requirement or any Judgment; (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which Central is a party or by which Central or any of the Assets may be bound; and (e) will not create any Lien upon any of the Assets.

      5.4  Financial Statements.
           --------------------

      Central has previously delivered to Insight audited financial statements for the System containing a balance sheet, statement of income, and statement of cash flows as at and for the fiscal year ended December 31, 1997, and unaudited financial statements for the System containing a balance sheet, statement of income, and statement of cash flows as at and for the three months ended March 31, 1998 (collectively, the "Financial Statements"). The Financial Statements have been prepared from the books and records of Central with respect to the System, have been prepared in accordance with GAAP consistently applied and maintained throughout the periods indicated, accurately reflect the books, records, and accounts of the System, and present fairly the financial condition of the System as at their respective dates and results of operations for the periods then ended.

      5.5  Interim Operations.
           ------------------

      Except as disclosed on Schedule 55, since March 31, 1998, Central has conducted the business and operations of the System in the ordinary course of business consistent with past practice and has not:

              (a) sold or otherwise disposed of any assets that would have been included in the Assets, except obsolete assets where suitable replacements have been made therefor;

              (b) suffered any material adverse change in its ability to conduct the business and operations of the System in a manner consistent with Central's past practices;

              (c) waived or released any material claim or right of Central against any third party; or

              (d) mortgaged, pledged, or subjected to any Lien any of the Assets (other than the Liens disclosed in Schedule 5.6).

      5.6  Title to Assets; Liens.
           ----------------------

      Except as disclosed on Schedule 5.6, Central has good title to the Assets free and clear of all Liens, except for Permitted Liens. The Company will, at the Closing, acquire good title to, and all of Central's right, title, and interest in and to, the Assets free and clear of all Liens, except for Permitted Liens. No Person has an option to purchase, right of first refusal, or other similar right with respect to any Assets.

      5.7  Franchises.
           ----------

      Schedule 5.7 lists all Franchises held by Central (including the Service Area covered by each such Franchise, the Franchising Authority that is party to each such Franchise, Consent requirement, if any, and the effective date and expiration date for each such Franchise). Central has delivered to Insight true and complete copies of all Franchises. The Franchises listed on Schedule 5.7 constitute all of the governmental authorizations (whether designated as franchises or otherwise), other than the Governmental Permits, required to conduct the business of the System and operate the System lawfully and in the same manner as the business of the System is currently conducted and the System is currently operated by Central. Each Franchise is in full force and effect in accordance with its terms. Central is the authorized legal holder of each Franchise. Except as disclosed on Schedule 5.7, Central is not in violation of or in default in the performance of its obligations under any Franchise. All appropriate requests for renewal under the Communications Act have been filed with the appropriate Franchising Authorities within the time frame required by each Franchise and pursuant to applicable Legal Requirements. Central has no reason to believe that under existing Legal Requirements, any of the Franchises would not be renewed by the granting authority in the ordinary course. Central has not made any commitments (oral or written) to any Franchising Authorities with respect to the System other than those contained in the Franchises.

      5.8  Governmental Permits.
           --------------------

      Each Governmental Permit held by Central is listed in Schedule 5.8. Central holds all governmental licenses, permits, and other authorizations that are required by any applicable Legal Requirement in connection with the conduct of the business and operation of the System as it is currently conducted and operated by Central. Each Governmental Permit is valid and in full force and effect. Central has delivered to Insight true and complete copies of all written Governmental Permits. Central is not in violation or default of any Governmental Permit. No proceeding is pending or, to Central's Knowledge, threatened, to revoke, terminate, cancel, or modify any Governmental Permit.

      5.9  Real Property and Real Property Interests.
           -----------------------------------------

      Schedule 5.9 contains a complete and accurate description of all Real Property and the nature of all Real Property Interests with respect thereto (including street address, owner, and use and location of all improvements thereon). On the date of this Agreement, none of the Real Property Interests are fee estates. All buildings and improvements occupied by Central on the Real Property are available for immediate use in the conduct of the business and operations of the System. There are no pending or, to Central's Knowledge, threatened condemnation proceedings, special assessments, proceedings for changes in zoning, lawsuits, or administrative actions that could adversely affect Central's current use or occupancy of any Real Property. All Real Property has full legal and practical access to public roads or streets and facilities necessary for the operation of the System. To Central's Knowledge, there are no leases, subleases, licenses, concessions, or other agreements, whether written or oral, granting to any Person the right to use or occupy any of the Real Property that would impair the Company's ability to use such Real Property after the Closing for its intended purpose.

      5.10 Tangible Personal Property.
           --------------------------

     Schedule 5.10 describes all material items of Tangible Personal Property (including the name of the lessor with respect to such property which is leased). The Tangible Personal Property, taken as a whole, is in good operating condition and repair, subject to ordinary wear and tear.

      5.11 Contracts.
           ---------

      Schedule 5.11 is a true and complete list of all written Contracts, other than (a) Contracts entered into in the ordinary course of business that may be canceled by Central without penalty on not more than thirty days' notice (other than material agreements to provide cable television service to multiple dwelling units), (b) subscription agreements with customers for cable services provided by the System in the ordinary course of business, (c) programming agreements (other than retransmission agreements and must-carry elections), and
(d) any Contracts through which Central obtains access or rights-of-entry to any real property that do not require periodic payments by Central. Central has delivered to Insight true and complete copies of all Assumed Contracts listed on
Schedule 5.11. Central has given Insight reasonable access to review all other Assumed Contracts. All of the Assumed Contracts are validly existing, in full force and effect, and binding and enforceable against Central and the other parties thereto (subject to bankruptcy, insolvency, or similar laws affecting creditors' rights generally and to the application of general equitable principles). No default exists under any Assumed Contract. Central has not, nor has any other party to a Contract, given or received any notice that any party to any Assumed Contract intends to terminate or not to renew such Assumed Contract or amend the terms thereof and, subject to receipt of the Consents, the consummation of the transactions contemplated by this Agreement is not likely to result in any such termination, non-renewal, or amendment. Except for the need to obtain the Consents described in Schedule 5.3, Central has full legal power and authority to assign its rights under all Assumed Contracts to the Company in accordance with this Agreement, and such assignment will not affect the validity, enforceability, or continuation of any such Assumed Contract.

      5.12 Intangibles.
           -----------

      Schedule 5.12 is a true and complete list of the Intangibles, all of which are valid and in full force and effect and uncontested. Central does not possess any patent, patent right, trademark, or copyright used or held for use in connection with the operation of the System and is not party to any license or royalty agreement with respect to any patent, trademark, or copyright except for licenses respecting program material and obligations under Section 111 of the Copyright Act applicable to cable television systems generally. Central, in its operations of the System, is not infringing upon or otherwise acting adversely to any trademarks, trade names, copyrights, patents, patent applications, know-how, methods, or processes owned by any other Person, and there is no claim or action pending or, to Central's Knowledge, threatened with respect thereto.

      5.13 System Information.
           ------------------

            (a)   Schedule 5.13 sets forth, as of the date indicated on
Schedule 5.13, for each Service Area, the approximate number of customers of the System in each class of service. The System consists of approximately 2,300 miles of total plant, of which approximately 736 miles are underground and approximately 1,564 miles are aerial, from one headend and not fewer than 160,000 Homes Passed.

            (b) All of the communities to which the System provides cable television service have been registered with the FCC. Schedule 5.13 contains a true and complete, as of the date indicated on Schedule 5.13, list of each such community and its corresponding FCC community unit identification number.
Except as disclosed on Schedule 5.13, Central has not received notice from any community or other political subdivision served by the System that it has applied to or become certified by the FCC for the purpose of regulating the System's basic rates. Central has used reasonable efforts to establish rates charged to customers that would be allowable under the rules and regulations promulgated by the FCC under the Communications Act and any authoritative interpretation thereof, if such rates were subject to regulation by any Governmental Authority, including the local franchising authority, or the FCC, and to Central's Knowledge, such rates as computed under the FCC's rules and regulations are permitted rates except as set forth in Schedule 5.13. Central has delivered to Insight true and complete copies of the most recent FCC Forms 393, 1200, 1205, 1210, 1215, 1220, 1230, and 1240 (as applicable) that have been prepared with respect to the System. Central has given Insight reasonable access to review all other such FCC Forms. No rate order of any Governmental Authority is in effect or, to Central's Knowledge, threatened and no complaints have been filed with the FCC with respect to the rates charged by Central with respect to the System.

            (c) Schedule 5.13 also sets forth a true and complete list of the current channel alignment or lineup, channel capacity, and bandwidth capability for the System. Central has delivered to Insight true and accurate records of the rates, including installation charges, charged to customers for each class of service and each category of customers of the System. Except as disclosed in
Schedule 5.13, the System is carrying channels and is providing reception on all such channels in compliance with the technical standards set forth in all applicable FCC rules, regulations, and requirements. All offset notifications required to be filed by Central in connection with its operation of the System have been filed pursuant to Section 76.615 of the FCC's regulations for all aeronautical frequencies in use by the System. Schedule 5.13 also sets forth all broadcast and non-broadcast stations or signals carried by the System, with a breakdown as to each signal as between satellite and off-air reception, current channel and frequencies utilized (including system radius and designated coordinates reported to the FCC); all marketing programs pursuant to which any customers of the System currently are receiving discounts, whether or not such programs currently are being offered to customers or potential customers of the System, and all marketing programs active as of the date of this Agreement as described in written materials distributed to customers or potential customers of the System (collectively, "Marketing Programs"); and all FCC call signs and licenses, including business radio, earth station, and microwave licenses.

            (d) All broadcast television station signals carried on the System, excluding superstations carried pursuant to 47 C.F.R. (S) 76.64, are being carried either pursuant to a valid must-carry election or a retransmission consent agreement authorizing the retransmission of the station's signal. Each such retransmission consent agreement is in full force and effect and consistent with FCC rules, and there is no dispute pending or, to Central's Knowledge, threatened, with respect to the carriage or non-carriage or channel position of any broadcast station by the System. Central has complied with the must-carry and retransmission consent provisions of the Communications Act and the FCC rules and regulations promulgated thereunder as they relate to the System. No retransmission consent agreement requires a cash payment by Central or imposes other material onerous conditions. Central has not received any request or demand to lease channel capacity on the System pursuant to Section 612 of the Communications Act.

            (e) Central and the System are currently in compliance with 47 C.F.R. (S) 76.92 and (S) 76.151, with respect to network non-duplication protection and syndicated exclusivity, and Central is not aware of any complaint filed with the FCC alleging noncompliance with such regulations with respect to the System.

            (f) All required authorizations, certificates, licenses, permits, and clearances from Governmental Authorities (including the FCC and the FAA) with respect to the System's operations, including all of Central's towers, earth stations, business radios, and frequencies utilized and carried by the System, have been obtained by Central and are currently valid and in full force and effect, and the towers are being operated in compliance with all applicable FCC and FAA rules.

            (g) Schedule 513 contains a true and complete list of each of the System's towers (including tower coordinates and height for each such tower). Copies of all relevant determinations of the FAA, if any, with respect thereto have been delivered to Insight.

            (h) Central has filed all reports, applications, financial statements, and other documents required to be filed by Central with the FCC or any other Governmental Authority with respect to its ownership and operation of the System. All of such returns, reports, and documents filed by Central were, complete and correct in all material respects as filed.

            (i) (1) Central has filed with the U.S. Copyright Office all copyright notices, statements of accounts, supplements, and other documents required to be filed under Section 111 of the Copyright Act with respect to Central's ownership and operation of the System and has paid all royalties, supplemental royalties, fees, and other sums to the U.S. Copyright Office under the Copyright Act (with all required interest and penalties, if any) required to be paid by it with respect to such filings, (2) the operations of the System are in compliance with the Copyright Act and the rules and regulations of the U.S. Copyright Office, and (3) the System qualifies for, and has obtained, holds, and maintains, the compulsory license under Section 111 of the Copyright Act, which compulsory copyright license is in full force and effect. Central has made available to Insight complete and correct copies of all reports and filings for the past three years made or filed pursuant to the Copyright Act with respect to the System. Central has not received any notice or inquiry from the United States Copyright Office or from any other party concerning any claim, action, or demand relating to its copyright filings, statements of accounts, or royalty payments or any notice, inquiry, or claim from any other Person to the effect that the conduct of the business or operations of the System has infringed, or as currently conducted infringes, on the intellectual property rights of any Person.

            (j) Without limiting the generality of the foregoing, and except as set forth in Schedule 5.13 hereto:

                  (1) all of the annual performance tests on the System required under the rules and regulations of the FCC have been performed and the results of such tests demonstrate satisfactory compliance in all material respects;

                  (2) the System currently meets or exceeds the technical standards set forth in the rules and regulations of the FCC, including, without limitation, the leakage limits contained in 47 C.F.R. Section 76.605(a)(11);

                  (3) the System is being operated in compliance with the provisions of 47 C.F.R. Section 76.610 through 76.619 (mid-band and super-band signal carriage), including 47 C.F.R. Section 76.611 (compliance with the cumulative signal leakage index);

                  (4) all notices to subscribers of the System required by the rules and regulations of the FCC have been provided;

                  (5) Central is in compliance with its obligations with regard to the protection of subscriber privacy pursuant to Section 631 of the Communications Act; and

                  (6) no programmer is currently auditing the System with respect to the number of System subscribers or amounts paid to any programmer.

      5.14 Employees and Compensation.
           --------------------------

            (a) Schedule 5.14 contains a true and complete list of the names, present titles and work assignments, respective dates of initial employment, and current annual salary or hourly rate for all employees of Central as of the date hereof who perform services primarily in connection with the operation of the System (each a "System Employee"). Central generally enjoys good employer-employee relations with the System Employees. Central does not have any written or oral contracts of employment with any System Employee, other than those listed in Schedule 5.11.

            (b) Except as set forth on Schedule 5.14, neither Central nor any of its Affiliates is party to, administers, sponsors, maintains, or contributes to any Employee Plan or Compensation Arrangement for the System Employees, including any plans subject to ERISA. Except as disclosed in Schedule 5.14, there is not now in effect or to become effective after the date of this Agreement and until the Closing Date, any new Employee Plan or Compensation Arrangement or any amendment to an existing Employee Plan or Compensation Arrangement that will affect the benefits of System Employees and former System Employees. All Employee Plans that are subject to Section 4980B(f) of the Code and Sections 601 through 607 of ERISA comply in all material respects with and have been administered in material compliance with the health care continuation-coverage requirements for tax-favored status under Section 4980B(f) of the Code, and Sections 601 through 607 of ERISA. Central has complied in all material respects with all applicable provisions of ERISA, the Code, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act and all other laws pertaining to employee benefit plans. Central has no liability for any delinquent contributions due to employee benefit plans within the meaning of Section 515 of ERISA (including related attorneys' fees, costs, liquidated damages and interest) or for any arrearages of wages. Central does not contribute to and is not required to contribute to any Multiemployer Plan with respect to System Employees.

            (c) Central has complied in all material respects with all applicable Legal Requirements relating to the employment of labor, including those related to wages, hours, collective bargaining, discrimination, and the payment of Social Security or similar taxes. Central has not been and is not a party to or subject to any collective bargaining agreement with respect to the System. No proceedings or material controversies or disputes are pending or, to Central's Knowledge, threatened between it and any System Employee (singly or collectively). No labor union or other collective bargaining unit represents or claims to represent any of the System Employees.

      5.15 Taxes.
           -----

      All federal, state and local tax returns required to be filed by Central in connection with the operation of the System with respect to any Taxes have been filed and all Taxes which are due and payable have been paid, except such amounts as are being contested diligently and in good faith and are not in the aggregate material. There are no legal, administrative, or tax proceedings pursuant to which Central is or could be made liable for any taxes, penalties, interest, or other charges, the liability of which could extend to the Company as transferee of the System or Assets or business related thereto, and no event has occurred that could impose on the Company any transferee liability for any taxes, penalties, or interest due or to become due from Central.

      5.16 Environmental Matters.
           ---------------------

      Central's operation of the System and use of the Real Property and Assets complies and has complied with all Environmental Laws, and Central has no liability under any Environmental Law based on its operation of the System and use of the Real Property and Assets. Central has not received notice of any claim or investigation based on Environmental Laws that relates to the operations of the System, any Real Property or any operations conducted by Central on such Real Property, including any such notice indicating that the Real Property has been or may be placed on any federal or state "Superfund" or "Superlien" list. Neither Central nor, to Central's Knowledge, any other Person has released any reportable quantity of any Hazardous Substance on the Real Property, treated or disposed of any Hazardous Substance on the Real Property, or transported any Hazardous Substance to or from any Real Property, except for such substances found in commercial cleaning products or standard office supplies of the types and in the amounts customarily used by businesses similar to the business of the System. Neither Central nor, to Central's Knowledge, any other Person has installed or removed any tanks on or below the surface of the Real Property. Central has provided Insight with complete and correct copies of (1) all studies, reports, surveys or other materials in Central's possession relating to the presence or alleged presence of Hazardous Substances on the Real Property, (2) all notices or other materials in Central's possession that were received from any Governmental Authority having the power to administer or enforce any Environmental Law relating to current or past ownership, use, or operation of the Real Property or activities at the Real Property, and (3) all materials in Central's possession relating to any claim, allegation, or action by any Person under any Environmental Law relating to current or past ownership, use, or operation of the Real Property.

      5.17 Compliance with Laws.
           --------------------

      Except as disclosed on Schedule 5.17, neither Central nor the ownership of the Assets as they are currently owned by Central or the operation of the System as it is currently operated by Central, is in violation of (a) any applicable Judgment relating to the System or Assets or (b) any Legal Requirement applicable to the System or the Assets.

      5.18 Claims and Legal Actions.
           ------------------------

      Except as disclosed on Schedule 5.18 and except for proceedings generally affecting the cable television industry, (a) there is no action, suit, claim, demand, arbitration, or other proceeding (or, to Central's Knowledge, any investigation), administrative or judicial, pending (or, to Central's Knowledge, threatened) against or relating to Central with respect to its ownership or operation of the System or otherwise relating to the Assets, and (b) no Judgment been issued against or relating to any of the foregoing.

      5.19 Insurance and Bonds.
           -------------------

      Schedule 5.19 is a true and complete list of all insurance policies of Central that insure any part of the Assets or the business of the System and all performance, surety, or other bonds maintained by Central with respect to the Assets or the business of the System. All of such policies and bonds are in full force and effect, and Central has received no notice of non-renewal or cancellation of any such policies or bonds.

      5.20 Transactions with Affiliates.
           ----------------------------

      Except as disclosed on Schedule 5.20, Central has not been involved in any business arrangement or relationship relating to the System with any Affiliate of Central, and no Affiliate of Central owns any property or right, tangible or intangible, that is used in the business of the System.

      5.21 Brokers.
           -------

      Neither Central nor any Person acting on Central's behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transaction contemplated by this Agreement, except for fees or commissions payable to Waller Capital Corporation.

      5.22 Assets.
           ------

      Central uses no properties or assets in the business or operations of the System, other than the Assets and the Excluded Assets, and the Assets and the Excluded Assets together include all material properties and assets necessary for the conduct of the business of the System in the ordinary course of business in substantially the same manner as now conducted.

      5.23 Accounts Receivable.
           -------------------

      All accounts receivable reflected on the Financial Statements, and all accounts receivable of Central that arose after the date of the Financial Statements and prior to the date of this Agreement, arose from bona fide transactions in the ordinary course of business.

      5.24 No Undisclosed Liabilities.
           --------------------------

      Except as and to the extent set forth on Schedule 5.24, Central does not have any liability or obligation (direct or indirect, absolute, fixed, contingent, or otherwise) arising out of the Assets or operation of the System that would be required by GAAP to be reflected or reserved on the Financial Statements but which are not so reflected or reserved, other than any such liability or obligation incurred since March 31, 1998 in the ordinary course of business.

      5.25 Liabilities to Customers.
           ------------------------

      Central has no obligations or liabilities to customers of the System except with respect to (a) prepayments or deposits made by such customers as set forth in the Financial Statements or, since March 31, 1998, incurred in the ordinary course of business consistent with past practices, and (b) obligations to supply services to customers in the ordinary course of business in accordance with and pursuant to the terms of the Franchises, the Governmental Permits, and Contracts.

      5.26 Restoration.
           -----------

      No property of any third party has been damaged, destroyed, disturbed or removed in the process of constructing or maintaining the System that has not been, or will not be, prior to the

Closing, repaired, restored, or replaced, other than in connection with installation and work projects undertaken in the ordinary course of business and ongoing as of Closing.

     5.27 Overbuilds.
          ----------

     Except as set forth in Schedule 5.27, to Central's Knowledge, on the date of this Agreement, (a) no construction programs have been undertaken or are proposed or threatened to be undertaken by any municipality or other cable television, multichannel multipoint distribution system, or multipoint distribution system provider or operator in any Service Area; and (b) no application of any Person for any franchise to provide cable television service in any Service Area is pending. Except as set forth in Schedule 5.27, Central is not, nor is an affiliate of Central, a party to any agreement restricting the ability of a third party to operate cable television systems in the Franchise areas.

                                   ARTICLE 6

                   REPRESENTATIONS AND WARRANTIES OF INSIGHT
                   -----------------------------------------

     Insight represents and warrants to Central as follows:

     6.1  Organization, Standing, and Authority.
          -------------------------------------

     Insight is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware. Insight has all requisite partnership power and authority to own, lease, and use its properties and assets, to engage in the business or businesses in which it is engaged, and to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Insight hereunder and thereunder.

     6.2  Authorization and Binding Obligation.
          ------------------------------------

     The execution, delivery, and performance of this Agreement by Insight have been duly authorized by all necessary actions on the part of Insight. This Agreement has been duly executed and delivered by Insight, and this Agreement constitutes, and when executed and delivered the documents contemplated hereby will constitute, the legal, valid, and binding obligations of Insight, enforceable against Insight in accordance with their terms, except as the enforceability of this Agreement and the documents contemplated hereby may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by the application of general equitable principles.

     6.3  Absence of Conflicting Agreements.
          ---------------------------------

     Except as set forth on Schedule 6.3, subject to obtaining any Consents required to be disclosed by Central on Schedule 5.3, the execution, delivery, and performance by Insight of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of, notice to, or filing with any Governmental Authority or any third party; (b) will not conflict with any provision of Insight's agreement of limited partnership or certificate of limited partnership; (c) will not conflict with, result in a breach of, or constitute a default under, any Legal Requirement or any Judgment; and (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which Insight is a party or by which Insight may be bound.

     6.4  Claims and Legal Actions.
          ------------------------

     Except for proceedings generally affecting the cable television industry, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation, or other legal, administrative, or tax proceeding in progress or pending or, to the knowledge of Insight, threatened, nor any Judgment outstanding, against or relating to Insight, that may impair Insight's ability to perform its obligations under this Agreement, the Operating Agreement, or the Single-Member LLC Management Agreements.

     6.5  Brokers.
          -------

     Neither Insight nor any Person acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement, except for fees or commissions payable to Lazard Freres & Co. LLC.

                                   ARTICLE 7

                     OPERATIONS OF SYSTEM PRIOR TO CLOSING
                     -------------------------------------

     7.1  Generally.
          ---------

     Central agrees that, between the date of this Agreement and the Closing Date, Central shall operate the System in the ordinary course of business consistent with past practices and in compliance with the other covenants in this Article 7, except as specifically required by this Agreement or consented to by Insight.

     7.2  Contracts or Commitments.
          ------------------------

     Central shall not (a) modify or amend in any material respect any Franchise, Governmental Permit, or Assumed Contract, (b) terminate, suspend, or abrogate any Franchise, Governmental

Permit, or Assumed Contract, or (c) enter into any contract that will be binding on the Company after Closing other than (1) contracts entered into in the ordinary course of business that do not involve consideration individually in excess of $75,000 and, in the aggregate, in excess of $350,000, measured at Closing, and (2) contracts described on Schedule 7.2.

     7.3  Disposition of Assets.
          ---------------------

     Central shall not sell, lease or otherwise dispose of any of the Assets other than in the ordinary course of business where suitable replacements have been made therefor.

     7.4  Distributions.
          -------------

     Central shall not make any distributions to its shareholders, except for distributions made consistent with past practices for the purpose of offsetting tax liabilities attributable to the allocation of taxable income to the shareholders of Central.

     7.5  Encumbrances.
          ------------

     Central shall not create, assume, or permit to exist any Lien upon the Assets, except for Permitted Liens and Liens that are disclosed on Schedule 5.6.

     7.6  Franchises and Governmental Permits.
          -----------------------------------

     Central shall not cause or permit, by any act or failure to act, any of the Franchises or Governmental Permits to expire or to be revoked, suspended, or modified, or take any action that would cause any Franchising Authority or other Governmental Authority to institute proceedings for the suspension, revocation, or adverse modification of any of the Franchises or Governmental Permits.

     7.7  Access to Information.
          ---------------------

     Central shall, upon reasonable advance notice, give Insight and its counsel, accountants, engineers, and other authorized representatives reasonable access to the Assets and to all other properties, equipment, books, records, Contracts, and documents relating to the System and the Assets for the purpose of audit and inspection, and will, upon reasonable advance notice, furnish or cause to be furnished to Insight or its authorized representatives all information with respect to the affairs and business of the System that Insight may reasonably request.

     7.8  Maintenance of Assets.
          ---------------------

     Central shall maintain all of the Tangible Personal Property in good operating condition (ordinary wear and tear excepted), use, operate, and maintain all of the Assets in a reasonable manner, and maintain inventories consistent with past practices.

     7.9  Insurance and Bonds.
          -------------------

     Central shall at all times prior to and through the Closing maintain the insurance policies (or comparable replacement policies) and bonds described in
Section 5.19 in amounts not less than those in effect on the date hereof.

     7.10 Compliance with Contracts and Laws.
          ----------------------------------

     Central shall comply in all material respects with all contractual obligations and Legal Requirements applicable or relating to its ownership and operation of the System.

     7.11 Changes to Employee Compensation and Benefits.
          ---------------------------------------------

     Except as described on Schedule 7.11, Central shall not cause or permit (a) any change in the existing salary or compensation rates payable to any System Employees (other than as required by any Legal Requirement or regularly scheduled bonuses and increases in salary or compensation in the ordinary course of business consistent with past practice as described on Schedule 7.11), or (b) any change in the employee benefits or benefit plans existing on the date of this Agreement or the establishment of any new employee benefits or benefit plans (other than as required by any Legal Requirement).

     7.12 Delivery of Financial Information.
          ---------------------------------

     Central shall furnish to Insight within 20 days after the end of each month ending between the date of this Agreement and the Closing Date a flash report of income and expense for the month just ended for the System and such other financial information (including information on payables and receivables) as Insight may reasonably request. Promptly after the preparation thereof, Central shall deliver to Insight copies of any other financial statements, subscriber counts, and other operational data regularly prepared by Central for its internal use.

     7.13 Acquisition of Business Office and Headend Site.
          -----------------------------------------------

     Prior to Closing, Central will acquire, at no cost (net of any capital contributions received by Central from its shareholders to finance such acquisition, if required) to Central, good title, free and clear of all Liens except for Permitted Liens (other than any purchase money liens), to the Real Property designated on Schedule 5.9 as being owned by Tierra Associates, an Affiliate of Central, and leased to Central for use as a business office, warehouse, and headend site.

     7.14 Marketing Programs.
          ------------------

     Central shall not initiate any Marketing Programs other than as described in Schedule 5.13.

     7.15 Accounts Payable.
          ----------------

     Central shall pay its accounts payable, on average, within forty-five days.

                                   ARTICLE 8

                        SPECIAL COVENANTS AND AGREEMENTS
                        --------------------------------

     8.1  Consents.
          --------

          (a) Central shall use commercially reasonable efforts to obtain as expeditiously as possible all Consents required for the performance of its obligations under this Agreement and the documents contemplated hereby. No such Consent shall include any condition or qualification that would impose terms or conditions that are materially more burdensome than those set forth in the Franchise, Governmental Permit, or other Assumed Contract that is the subject of the Consent, unless otherwise agreed to by Insight. Any instrument evidencing any Consent shall be in form and substance reasonably satisfactory to Insight.

          (b) Central will submit an FCC Form 394 to each Franchising Authority that granted any of the Franchises (excluding any Franchising Authority the consent of which is not required to assign to the Company the Franchise issued by such Franchising Authority) within fifteen days after Central receives from Insight all information regarding Insight that is required to complete such FCC Form 394.

          (c) Nothing in this Agreement shall require Central to make any expenditure or payment of funds or give any other consideration in order to obtain any Consent required for the performance of their obligations under this Agreement and the documents contemplated hereby, except for fees of attorneys for Central, filing fees, and other reasonable fees or out-of-pocket costs (for example, application fees) imposed by any Franchising Authority, Governmental Authority or other third party and any costs required to remedy any item of breach by Central with the terms of any Franchise, Governmental Permit, or other Contract.

          (d) Insight will cooperate fully with Central in obtaining any necessary Consents, but Insight will not be required (1) to make any payment to any Person or Franchising Authority from which such Consent is sought or (2) to accept any terms, conditions, or obligations that are materially more burdensome than those currently contained in any Franchise, Governmental Permit, or Assumed Contract as a condition to obtaining any Consent. Insight may participate with Central in negotiations with Franchising Authorities and other third parties with respect to the Consents. Insight will not, without the prior written consent of Central, seek amendments or modifications to the Franchises or other Assumed Contracts.

          (e) Insight shall promptly furnish to any Franchising Authority or other third party any information regarding Insight, including financial information concerning Insight and other information relating to the cable and other operations of Insight (other than information that Insight reasonably deems to be proprietary), that such Franchising Authority or other third party may reasonably require in connection with obtaining any Consent, and Insight shall promptly furnish to Central a copy of any such information provided to such Franchising Authority or other third party. Each of Insight and Central shall use reasonable efforts to ensure that its appropriate officers and employees shall be available to attend, as the Franchising Authority may reasonably request, any scheduled hearings or meetings in connection with obtaining such Consent.

     8.2  Cooperation.
          -----------

     The parties to this Agreement will cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and each party shall execute such other documents as may be reasonably necessary and desirable to the implementation and consummation of this Agreement, and otherwise shall use its commercially reasonable efforts to consummate the transactions contemplated by this Agreement and to fulfill its obligations hereunder.

     8.3  Deferred Contributions.
          ----------------------

     If on the date specified for the Closing pursuant to Section 10.1(a), any Service Area is not a Transferable Service Area, then, notwithstanding any other provision of this Agreement, the following provisions shall apply:

          (a) At the Closing, Central shall contribute to the Company, only those Assets that do not relate solely to a Service Area that is not a Transferable Service Area (including any Assets, such as head-ends and business offices and the Real Property Interests and equipment related thereto, that may relate both to Transferable Service Areas and Service Areas that are not Transferable Service Areas). The Assets that are not contributed to the Company at the Closing in accordance with the preceding sentence are referred to in this
Section 8.3 as the "Retained Assets." From and after the Closing, Central shall retain the Retained Assets, and Central shall contribute the Retained Assets to the Company in accordance with the terms of this Section 8.3.

          (b)  At the Closing:

               (1) All conveyancing documents, certificates, and other documents contemplated by this Agreement to be delivered at the Closing shall be in the form and substance provided for in this Agreement with such modifications as are necessary or appropriate to reflect the provisions of this Section 8.3 and to relate only to the Assets being contributed to the Company at the Closing.

               (2) Central and the Company shall enter into a management agreement (each, a "Management Agreement"), in form and substance reasonably satisfactory to Insight and Central, which will provide that the Company will manage the Retained Assets for Central's benefit and the Company will be entitled to receive and retain all revenues, and will be responsible for all costs and expenses, attributable to the operations of such Retained Assets after the Closing.

          (c) After the Closing, Central, Insight, and the Company shall continue to undertake, in accordance with this Agreement, to obtain any Consent necessary to cause any Service Area that was not a Transferable Service Area on the Closing Date to become a Transferable Service Area, and the agreements and obligations of Central and Insight under Section 8.1 shall be fully applicable in seeking such Consents after the Closing. Central shall give Insight written notice of the receipt of any Consent necessary to cause any Service Area that was not a Transferable Service Area on the Closing Date to become a Transferable Service Area. As soon as practicable after any Service Area that was not a Transferable Service Area on the Closing Date becomes a Transferable Service Area, on a date to be specified by Insight, a closing shall be held at which Central shall contribute to the Company those Retained Assets relating to such Service Area and the Company and Central shall execute and deliver conveyancing documents, certificates, and other documents corresponding to those delivered at the Closing with such modifications as are necessary or appropriate to reflect the provisions of this Section 8.3 (including the Company's management of the Retained Assets) and to relate only to the Retained Assets being contributed to the Company at such closing. Upon such closing, the applicable Management Agreement will be terminated insofar as it relates to the Retained Assets transferred at such closing. The value of such Retained Assets is reflected in the net fair market value of the Assets as calculated in accordance with this Agreement, and any such contribution by Central shall not increase the amount of capital contributions made by Central for purposes of the Operating Agreement.

          (d) If any Retained Assets have not been contributed to the Company prior to the dissolution of the Company pursuant to the Operating Agreement, then, upon the dissolution and liquidation of the Company, the Liquidator (as defined in the Operating Agreement) shall have the authority to sell such Retained Assets on behalf of Central in connection with the liquidation of the Company in accordance with the liquidation procedures in the Operating Agreement. Upon the consummation of any such sale of the Retained Assets, Central shall contribute to the Company an amount in cash equal to the net pre-tax proceeds of such sale, and the Company shall treat such amount as if it were proceeds from the liquidating sale of assets of the Company. The right to receive such net sale proceeds in lieu of the Retained Assets, under the circumstances described in this Section 8.3(d), is reflected in the net fair market value of the Assets as calculated in accordance with this Agreement, and neither such contribution by Central nor Central's failure to contribute the Retained Assets shall increase or decrease the amount of capital contributions made by Central for purposes of the Operating Agreement.

     8.4  Confidentiality.
          ---------------

          (a) Except as and to the extent required by any Legal Requirement or as provided in Section 8.4(c), each party will keep confidential any information obtained from the other party in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, each party will return to the other party or destroy all information obtained by such party from the other party in connection with the transactions contemplated by this Agreement. The obligations of the parties under this Section 8.4(a) will survive the termination of this Agreement.

          (b) Except as provided in Section 8.4(c), neither party shall publish any press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party, which shall not be withheld unreasonably.

          (c) Nothing contained in this Agreement shall prevent either party from making any filings with Governmental Authorities, including in connection with any securities filings with any Governmental Authorities or exchanges that, in its judgment, may be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     8.5  Bulk Sales Law.
          --------------

     Insight, for itself and on behalf of the Company, waives compliance by Central with Article 6 of the Uniform Commercial Code (regarding bulk sales) as in effect in the states in which the Assets are located and the business of the System is conducted.

     8.6  Further Assurances.
          ------------------

     After the Closing, Central shall take such actions, and execute and deliver to the Company such further deeds, bills of sale, assignments, or other transfer documents as, in the opinion of counsel for Insight, may be reasonably necessary to ensure the full and effective transfer of the Assets to the Company pursuant to this Agreement.

     8.7  HSR Act.
          -------

     Each party to this Agreement has determined that neither such party nor its ultimate parent entity (within the meaning of the HSR Act) is required to make any filings with the Department of Justice or the Federal Trade Commission under the HSR Act in connection with the transactions contemplated by this Agreement. If either party subsequently determines that any filing under the HSR Act is required in connection with the transactions contemplated by this Agreement, (a) each party and its Affiliates will cooperate with the other party in causing such filing to be made as expeditiously as practicable, (b) each party and its Affiliates will promptly file, after any request by the Department of Justice or the Federal Trade Commission and after appropriate negotiation with the Department of Justice or the Federal Trade Commission of the scope of such request, any information or documents so requested, and (c) each party will furnish to other party any correspondence from or to, and notify the other party of any other communications with, the Department of Justice or the Federal Trade Commission that relates to the transactions contemplated by this Agreement.

     8.8  Risk of Loss.
          ------------

     The risk of any loss, damage, impairment, confiscation, or condemnation of any of the Assets from any cause whatsoever shall be borne by Central at all times prior to the Closing and thereafter shall be borne by the Company.

     8.9  Use of Names and Logos.
          ----------------------

     For a period of 180 days after Closing, the Company shall be entitled to use the trademarks, trade names, service marks, service names, logos, and similar proprietary rights of Central to the extent incorporated in or on the Assets transferred to the Company at Closing, provided that Insight shall exercise reasonable efforts to cause the Company to remove all such names, marks, logos, and similar proprietary rights of Central from such Assets as soon as reasonably practicable following Closing.

     8.10 Power of Attorney.
          -----------------

     At Closing, Central shall grant to the Company the limited, irrevocable right, in Central's name, place, and stead, as Central's attorney-in-fact, to cash, deposit, endorse, or negotiate checks received on or after the Closing Date made out to Central in payment for cable television and related services provided by the System. In addition, on or prior to the Closing Date, Central shall provide written instructions to its lock-box service provider or similar agents to promptly forward to the Company all such cash, deposits, and checks that it may receive. From and after the Closing, Central shall promptly remit to the Company any payment received by Central on or after the Closing Date in respect of any accounts receivable of the System as of the Closing.

     8.11 Access to Books and Records.
          ---------------------------

     Central shall provide the Company with access and the right to copy for a period of three years after the Closing Date any books and records that are Excluded Assets.

     8.12 Other Transaction Documents.
          ---------------------------

     Central agrees that, on or prior to the Closing Date, (a) each Principal will execute the Single-Member LLC Operating Agreement to which he is a party,
(b) each Principal will cause the Single-Member LLC of which he is sole member to execute and deliver to Insight the Single-Member LLC Management Agreement to which it is a party, (c) the Amended Articles of Incorporation of Central will be duly adopted and filed with the Secretary of State of the State of Ohio, and
(d) Central and each Single-Member LLC will execute the Close Corporation Agreement. Central and Insight agree that, on the Closing Date, the Company will enter into the Employee Transition Agreement.

                                   ARTICLE 9

                              CLOSING CONDITIONS
                              ------------------

      9.1  Conditions to Obligations of Insight.
           ------------------------------------

     All obligations of Insight at the Closing are subject, at Insight's option, to the fulfillment prior to and at the Closing Date of each of the following conditions (any one or more of which may be waived by Insight, in its discretion):

          (a) All representations and warranties of Central in this Agreement shall be true in all material respects at and as of the Closing Date as though made at and as of such date.

          (b) Central shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by Central prior to or on the Closing Date.

          (c) Each Consent designated on Schedule 5.3 as a "Required Consent" shall have been duly obtained and delivered to Insight without any conditions, qualifications, or obligations that are materially more burdensome than those currently set forth in the Governmental Permit or Assumed Contract that is the subject of such Consent.

          (d) The aggregate number of customers in those Service Areas that are Transferable Service Areas shall be at least two-thirds of the aggregate number of customers in all Service Areas. For purposes of this Section 9.1(d) and
Section 9.2(e), the number of customers in a Service Area shall be the number of customers set forth next to the name of such Service Area on Schedule 5.13 (regardless of the actual number of customers in such Service Area on the Closing Date).

          (e) The FCC shall have consented, to the extent such consent is legally required, to the transfer to the Company of all Governmental Permits issued by the FCC.

          (f) All waiting periods under the HSR Act applicable to this Agreement or the transactions contemplated by this Agreement to be consummated at the Closing shall have expired or been terminated.

          (g) Central shall have made or stand willing and able to make all the deliveries required to be made by Central pursuant to Section 10.2.

          (h) There shall not be in effect any Judgment that would prevent or make unlawful the Closing.

          (i) The transactions contemplated by the Refinancing Proposals shall have been consummated substantially in accordance with the terms of the Refinancing Proposals (without regard to any change in interest rates for the senior notes from those contemplated by the Refinancing Proposals).

          (j) Central's operating income for the quarter ended June 30, 1998 shall not have been less than $5,200,000, where Central's operating income for such period means the net income (or loss) of Central for such period (exclusive of any extraordinary gain or loss) determined in accordance with GAAP applied in a manner consistent with Central's past practices, plus interest, depreciation, amortization, income tax expense, any home office expenses, any non-operating expenses, and any expenses incurred in connection with the transactions contemplated by this Agreement or the procurement of any financing, to the extent such items were deducted in determining Central's net income (or loss) for such period.

          (k) Each Principal shall have executed the Single-Member LLC Operating Agreement to which he is a party, each Single-Member LLC shall have executed and delivered to Insight the Single-Member LLC Management Agreement to which it is a party, the Amended Articles of Incorporation of Central shall have been duly adopted and filed with the Secretary of State of the State of Ohio, Central and each Single-Member LLC shall have executed the Close Corporation Agreement, and Central shall have executed and delivered to the Company the Employee Transition Agreement.

     9.2  Conditions to Obligations of Central.
          ------------------------------------

     All obligations of Central at the Closing are subject, at Central's option, to the fulfillment prior to and at the Closing Date of each of the following conditions (any one or more of which may be waived by Central, in its discretion):

          (a) All representations and warranties of Insight in this Agreement shall be true in all material respects at and as of the Closing Date as though made at and as of such date.

          (b) Insight shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (c) The aggregate number of customers in those Service Areas that are Transferable Service Areas shall be at least two-thirds of the aggregate number of customers in all Service Areas.

          (d) The FCC shall have consented, to the extent such consent is legally required, to the transfer to the Company of all Governmental Permits issued by the FCC.

          (e) All waiting periods under the HSR Act applicable to this Agreement or the transactions contemplated by this Agreement to be consummated at the Closing shall have expired or been terminated.

          (f) Insight shall have caused or stand willing and able to cause the Company to make all the deliveries to Central set forth in Section 10.3, and Insight shall have made or shall stand willing and able to make all the deliveries to the Company set forth in Section 10.4.

          (g) There shall not be in effect any Judgment that would prevent or make unlawful the Closing.

          (h) The transactions contemplated by the Refinancing Proposals shall have been consummated substantially in accordance with the terms of the Refinancing Proposals (without regard to any change in interest rates for the senior notes from those contemplated by the Refinancing Proposals).

          (i) The Operating Agreement and the Single-Member LLC Management Agreements shall have been executed and delivered by Insight, and the Employee Transition Agreement shall have been executed and delivered by the Company.

                                    ARTICLE 10

                         CLOSING AND CLOSING DELIVERIES
                         ------------------------------

     10.1 Time and Place of Closing.
          -------------------------

          (a)  Closing Date.
               ------------

               (1) Except as provided in Section 10.1(a)(2), or as otherwise agreed to by Central and Insight, the Closing shall take place at 10:00 a.m. on the fifth Business Day after the satisfaction of the last of the Consent Conditions to be satisfied.

               (2) If on the date on which the Closing would otherwise be required to take place pursuant to Section 10.1(a)(1), (A) there shall be in effect any Judgment that would prevent or make unlawful the Closing, (B) any other circumstance beyond the reasonable control of the party making an election under this Section 10.1(a)(2) shall exist that would prevent the Closing or the satisfaction of any of the conditions precedent to the obligations of either party set forth in this Agreement, or (C) the conditions specified in Section 9.1(i) and Section 9.2(h) shall not be satisfied, then Insight or Central may, at its option, postpone the date on which the Closing is required to take place until the fifth Business Day after such Judgment ceases to be in effect, such other circumstance ceases to exist, or such conditions have been satisfied or are capable of being satisfied concurrently with the Closing; provided, however, that any postponement of the date on which the Closing is required to take place pursuant to this Section 10.1(a)(2) shall not restrict the exercise by either Central or Insight of its rights under Section 11.2(b) or
Section 11.3(b), as applicable.

          (b) Closing Place.  The Closing shall be held at the offices of
              -------------
Cooperman Levitt Winikoff Lester & Newman, P.C., 800 Third Avenue, New York, New York 10022, or any other place that is agreed upon by Central and Insight.

     10.2 Deliveries by Central.
          ---------------------

     On the Closing Date, Central shall deliver to the Company the following, in form and substance reasonably satisfactory to Insight and its counsel:

          (a) Duly executed bills of sale, motor vehicle titles, assignments of the Franchises, Governmental Permits, and Assumed Contracts, special warranty deeds and such other transfer documents which shall be sufficient to vest good title to the Assets in the name of the Company (or its designee), free and clear of all Liens except for Permitted Liens.

          (b) A manually executed copy of any instrument evidencing any Consent that has been obtained.

          (c) Any Management Agreement required pursuant to Section 8.3, duly executed by Central.

          (d) An opinion of counsel to Central, dated as of the Closing Date and including FCC matters, in form and substance reasonably satisfactory to Insight and its counsel.

          (e) A certificate, dated as of the Closing Date, executed by Central, certifying that except as disclosed in such certificate, all representations and warranties of Central contained in this Agreement are true in all material respects at and as of the Closing Date as though made at and as of that date.

          (f) Such additional documents, information, and materials as Insight shall reasonably request.

     10.3 Deliveries by the Company.
          -------------------------

     On the Closing Date, the Company shall deliver to Central the following, in form and substance reasonably satisfactory to Central and its counsel:

          (a) Appropriate assumption agreements, pursuant to which the Company shall assume the obligations and liabilities described in Section 4.1.

          (b) Any Management Agreement required pursuant to Section 8.3, duly executed by the Company.

          (c) The Employee Transition Agreement, duly executed by the Company.

          (d) Such additional documents, information, and materials as Central shall reasonably request.

     10.4 Deliveries by Insight.
          ---------------------

     On the Closing Date, Insight shall contribute or cause to be contributed to the Company, in cash, the sum of Ten Million Dollars and shall deliver to
Central:

          (a) An opinion of counsel to Insight, dated as of the Closing Date, in form and substance reasonably satisfactory to Central and its counsel.

          (b) The Operating Agreement, duly executed by Insight.

          (c) The Single-Member LLC Management Agreements, duly executed by Insight.

                                  ARTICLE 11

                              TERMINATION RIGHTS
                              ------------------

     11.1 Termination by Agreement.
          ------------------------

     This Agreement may be terminated at any time prior to the Closing by agreement between Insight and Central.

     11.2 Termination by Central.
          ----------------------

     This Agreement may be terminated by Central prior to the Closing, by delivering written notice to Insight of its election to terminate this Agreement, under any of the following circumstances (unless any of such circumstances occurred as a result of the failure of Central to act in good faith or as a result of any breach by Central of its representations, warranties, covenants, or other obligations in this Agreement):

          (a) If on the date on which the Closing is required to take place pursuant to Section 10.1(a) any of the conditions precedent to the obligations of Central set forth in this Agreement has not been satisfied or waived in writing by Central.

          (b) If the Closing shall not have occurred on or before December 31, 1998.

          (c) If Insight breaches any of its covenants under this Agreement in any material respect and fails to cure such breach within thirty days after its receipt of notice thereof from Central.

          (d) After July 15, 1998, if Insight fails to make the escrow deposit described in Section 11.5.

     11.3 Termination by Insight.
          ----------------------

     This Agreement may be terminated by Insight prior to the Closing, by delivering written notice to Central of its election to terminate this Agreement, under any of the following circumstances (unless any of such circumstances occurred as a result of the failure of Insight to act in good faith or as a result of any breach by Insight of its representations, warranties, covenants, or other obligations in this Agreement):

          (a) If on the date on which the Closing is required to take place pursuant to Section 10.1(a) any of the conditions precedent to the obligations of Insight set forth in this Agreement has not been satisfied or waived in writing by Insight.

          (b) If the Closing shall not have occurred on or before December 31, 1998.

          (c) If Central breaches any of its covenants under this Agreement in any material respect and fails to cure such breach within thirty days after its receipt of notice thereof from Insight.

     11.4 Due Diligence Termination.
          -------------------------

     This Agreement may be terminated by Insight, by delivering written notice to Central of its election to terminate this Agreement, on or before July 15, 1998 (but in no event after Insight's funding of the escrow deposit described in Section 11.5), if Insight has determined in its sole discretion that, after completing its due diligence, Insight is not satisfied with any matter relating to the System or the transactions contemplated by this Agreement (including the Exhibits and Schedules to this Agreement).

     11.5 Escrow Deposit.
          --------------

     On or prior to July 15, 1998, if Insight has not terminated this Agreement pursuant to Section 11.4, Insight shall deposit with an escrow agent agreed to between Central and Insight (the "Escrow Agent") the amount of $2,000,000 in accordance with an Escrow Agreement among Insight, Central, and the Escrow Agent, in form and substance reasonably satisfactory to the parties. All funds and documents deposited with the Escrow Agent shall be held and disbursed in accordance with the terms of the Escrow Agreement and the following provisions:

          (a) At the Closing, Insight and Central shall jointly instruct the Escrow Agent to disburse all amounts held by the Escrow Agent pursuant to the Escrow Agreement, including any interest or other proceeds from the investment of funds held by the Escrow Agent, to or at the direction of Insight.

          (b) If this Agreement is terminated pursuant to this Article 11 and
Section 11.5(c) does not apply, Insight and Central shall jointly instruct the Escrow Agent to disburse all amounts held by the Escrow Agent pursuant to the Escrow Agreement, including any interest or other proceeds from the investment of funds held by the Escrow Agent, to or at the direction of Insight.

          (c) If this Agreement is terminated by Central due to Insight's breach of this Agreement, then Insight and Central shall jointly instruct the Escrow Agent to disburse all amounts held by the Escrow Agent pursuant to the Escrow Agreement, including any interest or other proceeds from the investment of funds held by the Escrow Agent, to or at the direction of Central.

     11.6 Rights on Termination.
          ---------------------

          (a) If this Agreement is terminated by Central and Section 11.5(c) applies, then the payment to Central pursuant to Section 11.5(c) shall be liquidated damages and shall constitute full payment and the exclusive remedy for any damages suffered by Central by reason of Insight's breach of this Agreement. Central and Insight agree in advance that actual damages would be difficult to ascertain and that the amount of the payment to be made to Central pursuant to Section 11.5(c) is a fair and equitable amount to reimburse Central for damages sustained due to Insight's breach of this Agreement.

          (b) Upon termination of this Agreement pursuant to this Article 11,

              (1) The transactions contemplated by this Agreement shall be terminated and abandoned, without further action by Insight or Central.

              (2) Each party shall return to the other party or destroy all documents and other material received from the other party and relating to the transactions contemplated by this Agreement, whether received from the other party before or after the execution of this Agreement.

              (3) All confidential information received by either party to this Agreement with respect to the business of the other party or any of its Affiliates shall be treated in accordance with Section 8.4(a).

              (4) The provisions of Section 12.2 shall continue in effect.

              (5) Neither party to this Agreement shall have any further obligation or liability under this Agreement to the other party, or to any of the members, partners, officers, directors, shareholders, employees, or agents of the other party, except as provided in this Section 11.6, or otherwise in this Agreement.

          (c) Following the termination of this Agreement pursuant to this
Article 11, each party agrees to indemnify, defend, and hold harmless the other party from any liability, loss, or damage incurred by the other party by reason of any claim made against the other party under this Agreement, in violation of
Section 11.6(b)(5), by any of the members, partners, officers, directors, shareholders, employees, or agents of the indemnifying party.

     11.7 Specific Performance.
          --------------------

     The parties recognize that if Central breaches this Agreement and refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate Insight for its injury. Insight shall therefore be entitled, in addition to any other remedies that may be available, including money damages, to obtain specific performance of the terms of this Agreement. If any action is brought by Insight to enforce this Agreement, Central shall waive the defense that there is an adequate remedy at law.

                                  ARTICLE 12

                                 MISCELLANEOUS
                                 -------------

     12.1 Survival of Representations and Warranties.
          ------------------------------------------

          (a) The representations and warranties contained in this Agreement with respect to (1) title to any asset to be contributed to the Company pursuant to Section 2.1, (2) Taxes, as set forth in Section 5.15, (3) third-party claims, as set forth in Section 5.18 and Section 6.4, (4) the authority of each party to execute and deliver this Agreement and the documents contemplated hereby and to perform and comply with the terms, covenants, and conditions of this Agreement and the documents contemplated hereby, as set forth in Section 5.2 and Section
6.2 and (5) the enforceability of this Agreement, as set forth in Section 5.2 and Section 6.2, shall survive the Closing indefinitely. All covenants contained in this Agreement that by their terms are to be performed in whole or in part at or following the Closing shall survive until fully discharged or performed.

          (b) All representations and warranties contained in this Agreement and not described in Section 12.1(a) and all covenants in this Agreement that by their terms are only to be performed prior to the Closing shall not survive the Closing. Except with respect to those representations, warranties, and covenants that survive the Closing pursuant to Section 12.1(a), after the Closing, neither party shall have any recourse against the other party as a result of the breach of any representation, warranty, or covenant contained in this Agreement, and each party hereby unconditionally and irrevocably waives and releases any and all actual or potential claims that it may have against the other party (and its officers, directors, stockholders, partners, and affiliates) as a result of the breach by the other party of any representation, warranty, or covenant contained in this Agreement; provided, however, that nothing in this Section 12.1(b) is intended to limit the application of Section 3.2(b) to any of the circumstances described in clause (1) thereof that are identified in a timely notice by Insight pursuant to clause (2) thereof.

          (c) In determining the accuracy of representations and warranties in this Agreement as of a date other than the date of this Agreement, any representation and warranty in this Agreement that expressly refers to facts existing on the date of this Agreement or on any other specified date shall continue to be construed only to refer to facts existing on the date specified and shall not be construed as a representation or warranty concerning facts existing at any later date.

     12.2 Taxes, Fees, and Expenses.
          -------------------------

          (a) All filing fees (including all FCC filing fees and all fees required in connection with filings under the HSR Act), transfer taxes, recordation taxes, sales taxes, document stamps, or other charges (other than income taxes) levied by any Governmental Authority prior to the Closing in connection with the transactions contemplated by this Agreement shall be paid equally by Central and by Insight. Insight and Central shall pay fees and expenses of the Escrow Agent as provided in the Escrow Agreement.

          (b) Following the Closing, the Company shall:

              (1) pay all filing fees, transfer taxes, recordation taxes, sales taxes, document stamps, or other charges (other than income taxes) levied by any Governmental Authority at or after the Closing in connection with the transactions contemplated by this Agreement,

              (2) reimburse Insight for all costs and expenses required to be paid by Insight pursuant to Section 12.2(a), for all attorney's fees and expenses incurred by Insight in connection with the authorization, preparation, execution, and closing of this Agreement, for all costs and expenses incurred by Insight in connection with the consummation of the transactions contemplated by the Refinancing Proposals, and for all fees or commissions payable to Lazard Freres & Co. LLC in connection with the transactions contemplated by this Agreement, and

              (3) reimburse Central for all costs and expenses required to be paid by Central pursuant to Section 12.2(a), for all attorney's fees and expenses incurred by Central in connection with the authorization, preparation, execution, and closing of this Agreement, for all costs and expenses incurred by Central in connection with the consummation of the transactions contemplated by the Refinancing Proposals, for all fees or commissions payable to Waller Capital Corporation in connection with the transactions contemplated by this Agreement, and for any obligations or liabilities incurred by Central as a result of the termination or cancellation of any programming agreement to which Central is a party that relates to the business or operations of the System.

          (c) Except as otherwise provided in this Agreement, each party hereto shall pay its own fees and other expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement.

          (d) The obligations of the parties under this Section 12.2 will survive the termination of this Agreement.

     12.3 Notices.
          -------

     All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) delivered by personal delivery, sent by commercial delivery service or registered or certified mail, return receipt requested, or transmitted by telecopy, (c) deemed to have been given on the date of receipt, and (d) addressed as follows:

If to Central:          Coaxial Communications of Central Ohio, Inc.
                        c/o Coaxial Communications
                        5111 Ocean Boulevard
                        Suite C
                        Sarasota, Florida  34242
                        Attention: Dennis McGillicuddy
                        Telecopier:  941-346-2788

With copies to:         Coaxial Communications of Central Ohio, Inc.
                        3770 East Livingston
                        Columbus, Ohio  43227
                        Attention: Thomas E. Wilson
                        Telecopier:  614-236-1737

                        and

                        Dow, Lohnes & Albertson, PLLC
                        1200 New Hampshire Avenue, N.W.
                        Suite 800
                        Washington, D.C. 20036-6802
                        Attention: David D. Wild
                        Telecopier: 202-776-2222

If to Insight:          Insight Communications, Inc.
                        126 E. 56th Street
                        New York, N.Y.  10022
                        Attention: Michael S. Willner
                        Telecopier: 212-371-1549

With a copy to:         Cooperman Levitt Winikoff Lester & Newman, P.C.
                        800 Third Avenue
                        New York, New York  10022
                        Attention: Robert L. Winikoff
                        Telecopier: 212-755-2839

or to any other or additional Persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 12.3.

     12.4 Benefit and Binding Effect.
          --------------------------

     Neither party hereto may assign this Agreement without the prior written consent of the other party hereto, except that Insight may, without the consent of Central, prior to Closing, assign all of Insight's rights and delegate all of Insight's obligations under this Agreement to a Delaware limited liability company of which Insight is the sole member if such assignee executes and delivers to Central an assignment and assumption agreement, in form and substance reasonably satisfactory to Central, pursuant to which such assignee shall assume all obligations of Insight under this Agreement. Upon such assignee's execution and delivery to Central of such assignment and assumption agreement, Insight shall be released from its obligations hereunder, except that Insight shall continue to be obligated to make the escrow deposit described in
Section 11.5, and Insight shall execute and deliver to Central and the Principals a Parent Undertaking substantially in the form to be agreed to by the parties prior to the funding of the escrow deposit described in Section 11.5. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     12.5 Entire Agreement.
          ----------------

     This Agreement, and all Schedules and Exhibits hereto (which are hereby incorporated herein), and all documents and certificates to be delivered by the parties pursuant hereto collectively represent the entire understanding and agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all prior negotiations, letters of intent, or other writings between the parties with respect to the subject matter hereof and cannot be amended, supplemented, or modified except by waiver pursuant to
Section 12.6 or a written agreement which makes specific reference to this Agreement and which is signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

     12.6 Waiver of Compliance; Consents.
          ------------------------------

     Any failure of either party to comply with any obligation, representation, warranty, covenant, or agreement herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, or agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this

Agreement requires or permits consent by or on behalf of either party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 12.6.

     12.7 Severability.
          ------------

     If any provision hereof or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     12.8 GOVERNING LAW.
          -------------

     THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF) AND THE UNITED STATES ARBITRATION ACT, TO THE EXTENT PROVIDED IN SECTION 12.9.

     12.9 Disputed Matters.
          ----------------

          (a) Generally.  If a dispute arises out of or relates to this
              ---------
Agreement or any alleged breach thereof, Central and Insight will attempt in good faith to resolve such dispute through negotiation. Either party may initiate negotiations by providing written notice in letter form to the other party setting forth in general terms the subject of the dispute. Representatives of each party with full settlement authority shall meet at a mutually agreeable time and place in order to attempt to resolve the dispute. If the dispute is not resolved in this manner, either party may proceed to arbitration pursuant to
Section 12.9(c) hereof, or, if they so agree, first proceed to mediation pursuant to Section 12.9(b) hereof.

          (b) Mediation.  If a dispute arises out of or relates to this
              ---------
Agreement or any alleged breach thereof and if the dispute is not settled through negotiation as described in Section 12.9(a), Central and Insight may agree to submit the dispute for mediation administered by the American Arbitration Association (or any organization successor thereto) ("AAA") under its Commercial Mediation Rules before resorting to arbitration. Either party may initiate mediation pursuant to Rule 2 of the AAA's Commercial Mediation Rules. The parties will cooperate with the AAA and with one another in the appointment of a mediator and in scheduling the mediation proceedings. Unless otherwise agreed by Central and Insight, the first mediation session shall be held no later than thirty days after the date of filing the written request for mediation, and the memorandum provided for under Rule 9 of the Commercial Mediation Rules shall be provided to the mediator at least five days prior to the first mediation session. All offers, promises, conduct, and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts, and attorneys, and by the mediator or any AAA employees, shall be confidential and inadmissible for any purposes, including impeachment, in any arbitration or other proceeding involving the parties, but evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Either party may initiate arbitration with respect to the matters submitted to mediation by filing a written demand for arbitration with the AAA no sooner than thirty days after the first mediation session. The mediation may continue after the commencement of arbitration if the parties so agree. Unless otherwise agreed by Central and Insight, the mediator shall be disqualified from serving as arbitrator in the case.

          (c) Arbitration.  If a dispute arises out of or relates to this
              -----------
Agreement or any alleged breach thereof, and if the dispute is not resolved through negotiation and, if so agreed, mediation as described in Section 12.9(a) and Section 12.9(b), such dispute shall be settled by arbitration in New York, New York, in accordance with the Commercial Arbitration Rules of the AAA and the Supplementary Procedures for Large, Complex Disputes of the AAA or other rules agreed to by Central and Insight, by a panel of three arbitrators.

          (d) United States Arbitration Act.  The parties acknowledge that this
              -----------------------------
Agreement evidences a transaction involving interstate commerce. Insofar as it applies, the United States Arbitration Act shall govern the interpretation of, enforcement of, and proceedings pursuant to the arbitration clause in this Agreement. After arbitration has commenced pursuant to Rule 6 of the Commercial Arbitration Rules, either party may make an application to the arbitrator seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the dispute is otherwise resolved.

          (e) Request for Arbitration.  The party requesting arbitration shall
              -----------------------
do so by giving notice to that effect (the "Arbitration Notice") to the party and by filing the notice with the AAA in accordance with Rule 6 of the Commercial Arbitration Rules. Within thirty days after the Arbitration Notice is filed, Central and Insight shall select an arbitrator using the procedures for arbitrator selection of the AAA from the arbitrators in the Large, Complex case pool for the New York, New York, AAA office.

          (f) Administrative Conference and Hearing.  Upon selection of the
              -------------------------------------
arbitrator, Central and Insight shall conduct an initial administrative conference provided for by the Supplementary Procedures for Large, Complex Disputes of the AAA at which Central and Insight shall agree to a schedule and procedures for the exchange of relevant information and the hearing and to any other matters the arbitrator or Central and Insight deem appropriate. Either party may submit to the arbitrator prior to the hearing any written information and may make any oral presentation at the hearing that it deems appropriate to support its position with respect to the disputed matter. At any hearing before the arbitrator at which witnesses present testimony either in person or telephonically Central and Insight shall be entitled to cross examine the witnesses.

          (g) Decision and Award.  The arbitrator shall render his written
              ------------------
decision and award, including a statement of reasons upon which such award is based, within thirty days after the arbitration hearing. Except insofar as the United States Arbitration Act applies to such matters, the agreement to arbitrate set forth in this Section 12.9 shall be construed, and the legal relations between the parties shall be determined in accordance with, the substantive laws of the State of New York as provided for in Section 12.8 of this Agreement. The decision of the arbitrators shall be in writing and shall be binding upon Central and Insight, final, and non-appealable. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

           (h) Exclusivity of Arbitration.  Except as provided under the United
               --------------------------
States Arbitration Act, no action at law or in equity based upon any dispute that is subject to arbitration under this Section 12.9 shall be instituted.

           (i) Fees and Expenses.  All expenses of any arbitration pursuant to
               -----------------
this Section 12.9, including fees and expenses of the parties' attorneys, fees and expenses of the arbitrator, and fees and expenses of any witness or the cost of any proof produced at the request of the arbitrator, shall be borne as determined by the arbitrator. If either party institutes any action in law or in equity in violation of Section 12.9(h) and the other party successfully compels arbitration under this Section 12.9, the party instituting such action shall pay all reasonable expenses incurred by the other party relating to such action, including reasonable fees and expenses of the other party's attorneys.

     12.10 Headings.
           --------

     The headings in this Agreement are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

     12.11 Rights Cumulative.
           -----------------

     Except as specified in this Agreement, all rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

     12.12 Construction.
           ------------

     This Agreement has been negotiated by the parties and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

     12.13 Business Day.
           ------------

     If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

     12.14 Counterparts.
           ------------

     This Agreement may be executed in two counterparts, each of which, when so executed and delivered, shall be an original, and both of which counterparts together shall constitute one and the same fully executed instrument.

     12.15 No Third-Party Beneficiaries.
           ----------------------------

     This Agreement is not intended to, and shall not be construed to, create any right enforceable by any Person that is not a party to this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the day first mentioned above.

                             COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.


                             By: /s/ Dennis J. McGillicuddy
                                -------------------------------
                             Name:  Dennis J. McGillicuddy
                             Title: Chairman

                             INSIGHT COMMUNICATIONS COMPANY, L.P.
                             By: ICC Associates, L.P., its General Partner
                             By: Insight Communications, Inc., General Partner


                             By: /s/ Michael S. Willner
                                -------------------------------
                             Name:  Michael S. Willner
                             Title: President